UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report: October 2, 2008
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-9195 (Commision File Number)	95-3666267 (IRS Employer Identification No.)
10990 Wilshire Boulevard, Los Angeles, California 90024
(Address of principal executive offices)              (Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	Fiscal Year 2009 Long-Term Incentive Awards
On October 2, 2008, the Management Development and Compensation Committee of KB Home’s Board of Directors (the “Committee”) granted long-term incentive awards for fiscal year 2009 to the named executive officers identified below and certain other senior executives. The grants to the named executive officers identified below consisted of cash-settled phantom shares and cash-settled stock appreciation rights (“SARs”).
The phantom shares and SARs granted on October 2, 2008 are purely cash-settled, and do not entitle recipients to receive any shares of the Company’s common stock. The descriptions set forth below of the phantom shares and SARs granted on October 2, 2008 are qualified by reference to the forms of award agreements, which are attached as exhibits to this Current Report on Form 8-K.
Phantom Shares. Each phantom share entitles a recipient to a cash payment equal to the fair market value of one share of the Company’s common stock on the date it vests, plus the cumulative value of all cash dividends paid in respect of one share of the Company’s common stock from and including the grant date through and including the vesting date. Each phantom share granted on October 2, 2008 vests on October 3, 2011.
Stock Appreciation Rights. Each SAR, once vested, entitles a recipient to receive a cash payment equal to the spread between its grant price and the fair market value of one share of the Company’s common stock on the date of exercise. The grant price for the SARs granted on October 2, 2008 is $19.90. Each SAR granted on October 2, 2008 has a ten-year term from the date of grant and vests in equal annual installments over a three-year period.
The Company’s named executive officers who were granted fiscal year 2009 long-term incentive awards received SARs and phantom shares in the following amounts:

Officer	SARs	Phantom Shares
Jeffrey T. Mezger	397,818	43,970
William R. Hollinger	79,564	8,794
Kelly Masuda	51,148	5,654

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

10.42	Form of Fiscal Year 2009 Stock Appreciation Rights Agreement.

10.43	Form of Fiscal Year 2009 Phantom Shares Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 8, 2008

KB Home
By:	/s/ Wendy C. Shiba
Wendy C. Shiba
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.42	Form of Fiscal Year 2009 Stock Appreciation Rights Agreement.

10.43	Form of Fiscal Year 2009 Phantom Shares Agreement.